Exhibit 3-1

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

Entity Number
2859390

X Business Corporation (§ 1915)
      Nonprofit Corporation (§ 5915)

Name	Document will be returned to the
Edmond J. Ghisu, Esquire	name and address you enter to
the left.
Address	Ü
1735 Market Street, 51st Floor

City Philadelphia	State PA	Zip Code 19103

Fee: $70

Filed in the Department of State on

Secretary of the Commonwealth

     In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
EXELON CORPORATION

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
2301 Market Street	Philadelphia	PA	19103	Philadelphia

(b) Name of Commercial Registered Office Provider	County

c/o

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1988

4. The date of its incorporation: February 4, 1999

5. Check, and if appropriate complete, one of the following:

___	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

X	The amendment shall be effective on:	April 19, 2004	at	12:00 a.m.

		Date		Hour

DSCB:15-1915/5915-2

6. Check one of the following:

___	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

X	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

___	The amendment adopted by the corporation, set forth in full, is as follows

X	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

___	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 15th day of April, 2004.

EXELON CORPORATION

Name of Corporation

/s/ J. Barry Mitchell

Signature

Senior Vice President and Treasurer

Title

EXHIBIT A

          RESOLVED, that in connection with effectuating a 2-for-1 Stock Split in the form of a stock dividend the Board of Directors hereby determines that the number of authorized shares of Common Stock that the Corporation may issue shall be increased from 600,000,000 shares to 1,200,000,000 shares and that the first sentence of Article IV of the Amended and Restated Articles of Incorporation of the Corporation (the “Existing Articles”) shall be amended and restated to read as follows:

     “The aggregate number of shares which the Corporation shall have authority to issue is 1,300,000,000 shares, divided into 1,200,000,000 shares of Common Stock, without par value (hereinafter called the “Common Stock”), and 100,000,000 shares of Preferred Stock, without par value (hereinafter called the “Preferred Stock”).”